EXHIBIT 23.1

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-273881) and Form S-8 (No. 333-174617) of International Tower Hill Mines Ltd. of our report dated March 11, 2026, relating to the consolidated financial statements of International Tower Hill Mines Ltd., which appears in Form 10-K of International Tower Hill Mines Ltd. dated March 11, 2026.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

March 11, 2026